QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
VISTULA COMMUNICATIONS SERVICES, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

VISTULA COMMUNICATIONS SERVICES, INC.

Notice of Annual Meeting of Stockholders
to be held on July 14, 2005

        Vistula Communications Services, Inc., hereby gives notice that it will hold its annual meeting of stockholders at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210 on Thursday, July 14, 2005, beginning at noon, Eastern time, for the following purposes:

  1.
  To consider and vote upon the election of three directors;

  2.
  To vote to approve amendments to our 2004 Stock Incentive Plan to increase the number of shares available for option or restricted stock grants from 6,000,000 to 8,000,000, and to modify certain other provisions to address tax law changes and clarify the meaning of certain references in the Plan;

  3.
  To ratify the appointment of Vitale, Caturano & Company, Ltd. as the Company's independent registered public accounting firm for 2005; and

  4.
  To transact such further business as may properly come before the annual meeting or any adjournment of the meeting.

        Our board of directors has fixed the close of business on Monday, June 6, 2005, as the record date for the determination of the stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the meeting. Only stockholders of record on June 6, 2005, are entitled to receive notice of, and to vote at, the annual meeting or any adjournment of the meeting.

By order of the board of directors,

George R. Vaughn Secretary

New York, New York
June 30, 2005

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.

VISTULA COMMUNICATIONS SERVICES, INC.
405 PARK AVENUE, SUITE 801
NEW YORK, NEW YORK 10022

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
JULY 14, 2005

        This proxy statement relates to the annual meeting of stockholders of Vistula Communications Services, Inc. (the "Company") to be held at the offices of Foley Hoag LLP, 155 Seaport Boulevard, Boston, Massachusetts 02210, on Thursday, July 14, 2005, beginning at 12:00 noon local time. We are mailing the proxy statement and the enclosed form of proxy to stockholders on or about June 30, 2005.

Purpose of the annual meeting

        At the annual meeting, we will submit the following proposals to the stockholders:

Proposal One:	To elect three directors to one-year terms.
Proposal Two:
To vote to approve amendments to our 2004 Stock Incentive Plan to, among other things, increase the number of shares of Common Stock available for option or restricted stock grants from 6,000,000 to 8,000,000; and
Proposal Three:	To ratify the appointment of Vitale, Caturano & Company, Ltd. as the Company's independent registered public accounting firm for 2005.

        Our board of directors (the "Board") does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. The Board was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

        The Board fixed the close of business on Monday, June 6, 2005, as the record date for the annual meeting. Only stockholders of record as of the close of business on that date are entitled to receive notice of, and to vote at, the annual meeting. At the close of business on the record date, there were issued and outstanding 25,179,406 shares of Common Stock. Each share of Common Stock outstanding on the record date will be entitled to cast one vote.

Methods of voting

        The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our Board has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

Voting by mail:

        By signing and returning the proxy card in the enclosed envelope, you are enabling the individuals named on the proxy card (known as proxies) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it may be an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Voting in person at the meeting:

        If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

Required vote; Quorum; Tabulation of votes

        A plurality of the votes duly cast is required for the election of directors and a majority of the votes duly cast is required to approve the other matters to be acted upon at the annual meeting.

        An abstention is deemed "present," but is not deemed a "vote cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

        Our by-laws provide that a quorum consists of a majority of the shares of Common Stock issued, outstanding, and entitled to vote at the annual meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. Broker "non-votes" and the shares with respect to which a stockholder abstains from voting are included in determining whether a quorum is present.

Solicitation of proxies

        The Board is soliciting these proxies. No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our Common Stock. In addition to our solicitation by mail, our directors, officers and employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitation will be nominal. We will pay all expenses incurred in connection with this solicitation.

Revocability of proxy

        You may revoke your proxy at any time before it is voted at the meeting. In order to revoke your proxy, you must either:

  •
  sign and return another proxy card with a later date;

  •
  provide written notice of the revocation of your proxy to our secretary; or

  •
  attend the meeting and vote in person.

PROPOSAL ONE: ELECTION OF DIRECTORS

        The Board currently consists of four directors. The term of each director expires each year at the annual meeting of stockholders, until his or her successor is duly elected and qualified, or until such director's resignation or removal.

        The Board has nominated three of our four incumbent directors, Messrs. Rupert Galliers-Pratt, Anthony Warrender, and J. Marcus Payne, to serve as directors. Mr. Kevin West has advised that he would not be a candidate for reelection at the annual meeting.

        Proxies will not be voted at the 2005 annual meeting for more than three candidates.

        Messrs. Galliers-Pratt, Warrender and Payne have each agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If any of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our Board will designate at that time.

The Board recommends that you vote FOR the election of Messrs. Galliers-Pratt,
Warrender and Payne.

Vote Required for Approval

        A plurality of votes duly cast by the holders of our Common Stock is required for the election of directors.

Directors and Executive Officers

        Our current directors and executive officers are:

Name	Age	Positions Held
Rupert Galliers-Pratt	54	Chief Executive Officer, President and Chairman of the Board
George R. Vaughn	51	Chief Financial Officer, Treasurer and Secretary
Adam Bishop	45	President, Vistula Limited
Mark Scully	47	President, Vistula USA, Inc.
J. Marcus Payne	56	Director(1)(2)(3)
Kevin West	41	Director
Anthony Warrender	54	Director(1)(2)(3)

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating Committee

        Rupert Galliers-Pratt.    Mr. Galliers-Pratt has served as chairman of our Board since our inception. He served as our President and Chief Executive Officer from our inception until September 1, 2004 and resumed service in those capacities on February 8, 2005. He also serves as chairman of the board of directors of our subsidiaries, Vistula Limited, Vistula USA, Inc. and Cardlink Services Limited. He was one of the founding shareholders of Vistula Limited, which we acquired in March 2004. Mr. Galliers-Pratt has served as chairman of Vistula Limited since its incorporation in August 2002. From 1996 through July 2002, he was a private investor. From 1992 through 1995, he served as chairman and chief executive officer of Petersburg Long Distance Inc. During that time, Mr. Galliers-Pratt was responsible for establishing ZAO PeterStar, which is the dominant Competitive Local Exchange Carrier in St. Petersburg, Russia and Altel, which was the first cellular operator in Kazakhstan. In addition to Petersburg Long Distance Inc., he has served on the board of a number of listed companies in the United Kingdom and the United States including Optical Care (Bermuda) Limited and Symposium Telecom Inc.

        Mr. Galliers-Pratt was censured by the London Stock Exchange on July 24, 1996 for inadvertently failing to disclose in a document prepared in connection with the admission of Optical Care (Bermuda) Limited on the U.K. Alternative Investment Market, details of all his then current directorships and details of his then past directorships of companies that had gone into receivership or liquidation within 12 months of his being a director. When Mr. Galliers-Pratt became aware of the fact that these omissions had been made, he notified the London Stock Exchange immediately and compiled a detailed list of the omissions. In its public announcement of his censure, the London Stock Exchange accepted that the omissions were the result of error rather than being deliberate.

        George R. Vaughn.    Mr. Vaughn was appointed interim chief financial officer, assistant treasurer and secretary of the Company on June 30, 2004. On October 25, 2004, Mr. Vaughn was appointed treasurer of the Company. In 1995, Mr. Vaughn founded Vaughn & Associates, P.C., a professional services organization that provides interim and part-time chief financial officer, outsourced financial management, and tax advisory services for emerging and established businesses. From 1990 to 1995, Mr. Vaughn was chief financial officer of XRL, Inc., a venture capital-backed manufacturer of semiconductor capital equipment, which was sold in 1995. Mr. Vaughn is a certified public accountant and is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

        J. Marcus Payne.    Mr. Payne has served as a member of our Board since our inception. Mr. Payne is a senior partner and managing director of Parrington Associates Limited. Parrington provides consulting and management expertise to its clients in their international telecom ventures. In 1988, Mr. Payne founded InnerAsia Consulting Group, the predecessor to Parrington. Mr. Payne is a member of our Audit Committee, Compensation Committee and Nominating Committee.

        Kevin West.    Mr. West has served as a member of our Board since our inception. Mr. West joined Vodafone Retail in the United Kingdom in May 1998 and since that time has held various senior Information Technology roles within Vodafone's U.K. organization. Until March 2002, Mr. West served as the director of Business Systems for Vodafone U.K. In October 2002, he was appointed to lead Business Systems Development, which combined all the various IT functions across the Vodafone U.K. organization.

        Anthony Warrender.    Mr. Warrender has served as a member of our Board since our inception. Since 1983, Mr. Warrender has been the president of Warrender Associates, Inc., a private financial consultancy and investment business based in Virginia. Prior to 1983, Mr. Warrender was a Vice President (investment banking) of J. Henry Schroder Corporation in New York. He has also served since 1987 as an executive director and chief financial officer of Taylor, Harris Insurance Services, Ltd, a privately-owned equine insurance agency. From October 1997 through November 2002, he also served as a non-executive director and chairman of the audit committee of the board of directors for Oxus Mining PLC, a gold and base metals mining company operating in Central Asia. Mr. Warrender is a Fellow of the Institute of Chartered Accountants in England and Wales. Mr. Warrender is a member of our Audit Committee, Compensation Committee and Nominating Committee.

        Mark Scully.    Mr. Scully has served as the chief executive officer and president of Vistula USA, Inc., our wholly owned subsidiary, from its inception in February 2004. Mr. Scully has significant experience as a senior executive in the telecommunications industry. From February 2001 through December 2003, he was the president and chief executive officer of TelcoXchange Network, Inc., an international voice and data carrier primarily serving the Asian market. From February 2001 through December 2002, he also served as a director of Boathouse Communications Partners LLC, a hybrid private equity and senior management consultancy firm focused on telecommunications and technology ventures. From March 1997 through June 2000, Mr. Scully served as the chief financial officer of New Global Telecom, a telecommunications services company providing, installing and managing international telecommunications networks. From October 1994 through December 1996, he served as president and chief operating officer of US Wats, Inc., a regional interexchange telecommunications company and from November 1987 through October 1994, served as chief financial officer of Call America Business Communications, a regional interexchange and enhanced telecommunication services provider.

        Adam Bishop.    Mr. Bishop has served as the chief executive officer and president of Vistula Limited, our wholly owned subsidiary, since its inception in September 2002. From 1991 to 1996, Mr. Bishop was a senior executive at British Telecom PLC. From 1997 to December 2001, Mr. Bishop served as the chief executive officer of Telemonde Inc., a provider of international bandwidth and fiber pipes. Mr. Bishop also served as a director of Symposium Telecom Inc., a U.S. listed telecommunications company. Mr. Bishop has spent over 20 years in the international communications field.

        Our directors hold office until the next annual meeting of stockholders, until their successor is elected and qualified, or until his or her earlier resignation or removal.

        Each executive officer serves at the discretion of the Board and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors and executive officers.

Certain Relationships and Related Transactions

        One of our subsidiaries, Vistula Limited, has agreed to unconditionally guarantee the obligations of Mr. Galliers-Pratt under a $3,000,000 credit facility established in his name. Vistula Limited has agreed to provide this guaranty since Mr. Galliers-Pratt has to date advanced certain drawings under the credit facility to Vistula Limited and its affiliates and letters of credit have been issued under the facility in favor of vendors to Vistula Limited and its affiliates to secure obligations of those entities to their vendors. As of December 31, 2004, Mr. Galliers-Pratt had drawn approximately $262,000 under the facility to pay expenses incurred and accrued by the Company and its affiliates and seven letters of credit in the aggregate amount of $1,442,000 had been issued by the lender under the facility in favor of our vendors at the request of Mr. Galliers-Pratt. As of December 31, 2004, approximately $204,000 was undrawn and available under the credit facility. In light of the circumstances surrounding the guaranty, including the fact that the obligations of the stockholder under the credit facility are secured by significant assets in which Mr. Galliers-Pratt has a beneficial interest, we believe that the potential liability and obligations of Vistula Limited under this guaranty are not reasonably likely to have a material current or future effect on our financial condition, results of operations, liquidity or capital resources.

        On July 2, 2004, we entered into a note subscription agreement with the J. Rothschild Assurance Self Invested Personal Pension Plan No. 2, the sole beneficiary of which is our chairman, chief executive officer and president, Mr. Rupert Galliers-Pratt. The note subscription agreement was amended and restated on August 11, 2004. Under the amended and restated note subscription agreement, we issued and sold to Mr. Galliers-Pratt's pension plan a convertible promissory note in the principal amount of $125,000 on July 12, 2004 and we issued and sold to the pension plan a convertible promissory note in the principal amount of $50,000 on August 11, 2004. Both convertible promissory notes have a one year term, accrue interest at the rate of 7% per annum and are convertible into shares of our Common Stock at the price of $1.50 per share.

        On March 2, 2004, we purchased all of the issued and outstanding ordinary shares of Cardlink Services Limited ("Cardlink") and all of the issued and outstanding ordinary shares of Vistula Limited. We issued an aggregate of 23,885,000 shares of Common Stock to the former shareholders of Vistula Limited and Cardlink in exchange for all of the shares of Cardlink and Vistula Limited. Mr. Rupert Galliers-Pratt, the chairman of our Board and our president and chief executive officer, and his affiliates, controlled Vistula Limited and Cardlink prior to this transaction.

        On May 5, 2004, we sold 100,000 shares of our Common Stock to Mr. Anthony Warrender, one of our directors, for a total consideration of $5,000. On May 5, 2004, we also issued an option to purchase 75,000 shares of Common Stock to Mr. Warrender.

PROPOSAL TWO: AMENDMENTS TO 2004 STOCK INCENTIVE PLAN

        As of June 6, 2005, 2,975,000 shares of Common Stock remained available for issuance under our 2004 Stock Incentive Plan. In addition, options to purchase 2,185,000 shares of Common Stock had been authorized for issuance, but not yet granted, as of that date. In order to ensure that a sufficient number of shares are available under the plan for future grants of options and restricted stock, on June 3, 2005 the Board approved an amendment to the 2004 Stock Incentive Plan, subject to stockholder approval, to increase the total number of shares authorized under the plan from 6,000,000 to 8,000,000. The Board has also approved an amendment to the plan to require all options granted under the plan to have an exercise price not less than the fair market value of our Common Stock on the date of grant and to clarify that references to "person" under the 2004 Stock Incentive Plan may include certain entities in addition to individuals.

        The Board believes that stock options and restricted stock grants are an important incentive to attract and retain skilled employees and that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining, and motivating these key personnel. Accordingly, the Board believes that the approval of the amendments to 2004 Stock Incentive Plan is in the best interests of the Company and recommends a vote in favor of this proposal.

Summary of the 2004 Stock Incentive Plan

        The following is a summary of the 2004 Stock Incentive Plan, as amended to date, and is qualified in its entirety by reference to the 2004 Stock Incentive Plan, as amended, the full text of which is attached as Appendix A to this Proxy Statement. Additions and deletions to the language of the 2004 Stock Incentive Plan reflecting the amendments approved by the Board have been marked in the text of the Plan in Appendix A.

        The 2004 Stock Incentive Plan authorizes (i) the grant of stock options intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the grant of stock options not intended to qualify as incentive stock options ("Nonqualified Options"), and (iii) the grant of restricted stock awards. The 2004 Stock Incentive Plan previously permitted grants of Nonqualified Options at an exercise price below the fair market value of our Common Stock on the date of grant. However, in response to changes in the federal tax laws governing option grants, the Board has amended the plan such that no options, whether Incentive Options or Nonqualified Options, may have an exercise price below the fair market value of the Common Stock on the date of grant. Moreover, the exercise price of Incentive Options granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of Common Stock on the date of grant.

        Awards of restricted stock under the plan entitle the recipient to purchase, at a price determined by the Board, shares of Common Stock subject to such restrictions and conditions as the Board may impose at the time of grant, including, for example, a requirement of continued employment or performance-based vesting.

        The 2004 Stock Incentive Plan is administered by the Board, provided that the Board may delegate any or all of its authority to administer the plan to a committee of the Board, provided such delegation is permitted under applicable laws or regulations. The Board selects the individuals to whom options or restricted stock are granted and determines the terms of each award, subject to the provisions of the 2004 Stock Incentive Plan. Incentive Options may be granted under the 2004 Stock Incentive Plan to officers and other employees of the Company or any of its subsidiaries. Nonqualified Options may be granted under the 2004 Stock Option Plan to employees, officers or directors of the Company, or consultants or advisors to the Company. As of December 31, 2004, 18 employees, directors, officers and consultants of the Company were eligible to participate in the 2004 Stock Incentive Plan.

        No Incentive Options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options, which first become exercisable by an employee or officer in any calendar year may not exceed $100,000.

        Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Options generally may not be exercised after (i) termination of the optionee's employment by the Company for cause, (ii) voluntary termination of the optionee's employment by the optionee, (iii) sixty days after termination of the optionee's employment by the Company without cause, or (iv) one year following the optionee's retirement from the Company in good standing by reason of disability under the then established rules of the Company or the optionee's death if the optionee's death occurs prior to termination of the optionee's employment with the Company.

        Payment of the exercise price of the shares subject to the option may be made by (i) cash or check for an amount equal to the option price for such shares, (ii) delivery of shares of Common Stock of the Company having a fair market value equal to the option price for such shares, (iii) delivery of a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms as the Company may determine in its discretion, (iv) delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price, (v) reducing the number of shares otherwise issuable to the optionee upon exercise of the option by a number of shares of Common Stock having a fair market value equal to the aggregate exercise price, or (vi) a combination of the foregoing.

Plan Benefits

        The Company is unable to determine the dollar value and number of additional options or shares of restricted stock that may be received by or allocated to (i) any of the Company's executive officers, (ii) the Company's current executive officers, as a group, (iii) the current non-employee Directors, as a group, and (iv) the Company's employees who are not executive officers, as a group, as a result of the approval of the amendment to 2004 Stock Incentive Plan because options and shares of restricted stock are granted by the Board on a discretionary basis.

Federal Income Tax Information with Respect to the 2004 Stock Incentive Plan

        The grantee of a Nonqualified Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonqualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonqualified Option.

        The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year after exercise of the Option).

        The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit that may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

        In connection with the sale of the shares covered by Incentive Options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder recognizes ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years of the date of the granting of the Incentive Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

        The grantee of a Restricted Stock Award recognizes no income for federal income tax purposes on the grant thereof. Furthermore, a grantee of a Restricted Stock Award recognizes no income for federal income tax purposes upon the receipt of Common Stock pursuant to that award, unless, as described below, he otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the Common Stock acquired pursuant to the Restricted Stock Award on the date that it is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for such stock. Such fair market value becomes the basis for the underlying shares and will be used in computing any capital gain or loss upon the disposition of such shares. Such capital gain will be long-term capital gain if the grantee held the Common Stock acquired pursuant to the Restricted Stock Award for more than one year after the date on which the shares were no longer subject to a substantial risk of forfeiture, and short-term capital gain if the recipient held the Common Stock acquired pursuant to the Restricted Stock Award for one year or less after the date on which the shares were no longer subject to a substantial risk of forfeiture.

        Alternatively, the grantee of a Restricted Stock Award may elect, pursuant to Section 83(b) of the Code, within 30 days of the acquisition of Common Stock pursuant to the Restricted Stock Award, to include in gross income as ordinary income for the year in which the Common Stock is received, the fair market value of the Common Stock on the date it is received less the amount, if any, the grantee paid for such stock, determined without regard to any restriction other than a restriction which by its terms will never lapse. Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares. The proceeds of a disposition of Common Stock acquired pursuant to a Restricted Stock Award will be taxable as capital gain to the extent that the proceeds exceed the grantee's basis in such shares. This capital gain will be long-term capital gain if the disposition is more than one year after the date the Common Stock is received, and short-term capital gain if the disposition is one year or less after the date of receipt. Grantees of Restricted Stock Awards who wish to make an election pursuant to Section 83(b) of the Code are advised to consult their own tax advisors.

        Section 409A of the Code, which became effective on January 1, 2005, imposes significant new restrictions on deferred compensation arrangements. The term "deferred compensation," as defined under Section 409A, may apply to certain types of equity-based compensation awards, including certain non-statutory stock options. Stock options subject to Section 409A which do not comply with its requirements generally become subject to inclusion in income for federal income tax purposes when no longer subject to a substantial risk of forfeiture; in addition, interest and a 20% penalty tax on amounts included in income apply. Stock options under the 2004 Stock Incentive Plan which were vested prior to December 31, 2004 and which are not materially modified are grandfathered from the application of Section 409A.

        Although Section 409A became effective on January 1, 2005, the Internal Revenue Service has provided in Notice 2005-1 that plans will satisfy the new rules if the plans are amended on or before December 31, 2005 to conform to the new provisions of Section 409A with respect to amounts subject to the new rules, and the plans are operated in "good faith" compliance with Section 409A during calendar year 2005. The 2004 Stock Incentive Plan has been amended to conform to the new rules. The Company intends to amend those stock options granted under the Plan which are subject to Section 409A to conform to the new rules prior to December 31, 2005 and to operate the Plan in compliance with Section 409A and the Treasury guidance issued and to be issued thereunder in the interim.

Amendments to 2004 Stock Incentive Plan

        The Board may modify, revise or terminate the 2004 Stock Incentive Plan at any time and from time to time, except that the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to the 2004 Stock Incentive Plan may not be changed or increased (other than pursuant to certain changes in the Company's capital structure) without the consent of the stockholders of the Company.

Vote Required for Approval

        A majority of votes duly cast by the holders of Common Stock is required for the approval of the amendments to the 2004 Stock Incentive Plan.

The Board recommends that you vote FOR the approval of the amendments to the
2004 Stock Incentive Plan.

        The Company expects to file a Form S-8 registering the shares to be issued under the Plan prior to December 31, 2005.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has appointed Vitale, Caturano & Company, Ltd. ("Vitale Caturano") as the independent registered public accounting firm of the Company for the purpose of auditing its consolidated financial statements for 2005, and the Board has determined that it would be desirable to request that the stockholders ratify such appointment.

        Vitale Caturano has served as our independent registered public accounting firm since our inception. Representatives of Vitale Caturano will be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Vote Required for Approval

        Stockholder approval is not required for the appointment of Vitale Caturano, since the Audit Committee of the Board has the responsibility for selecting auditors. However, the Board has determined that it is desirable to submit the appointment to the stockholders for their approval. The Board will consider the appointment to have been approved if a majority of the votes duly cast are in favor of the appointment.

Other Matters

        Other than the proposals as discussed in the proxy statement, our Board does not intend to bring any other matters to be voted on at the meeting. Our Board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, the proxies will have discretion to vote your shares on such matters to the extent authorized in applicable regulations of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("Exchange Act").

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        At the close of business on June 6, 2005, there were issued and outstanding 25,179,406 shares of our Common Stock entitled to cast votes. The following table provides information regarding beneficial ownership of Common Stock as of such date by:

  •
  Each person known by us to be the beneficial owner of more than five percent of our Common Stock;

  •
  Each of our directors;

  •
  Each executive officer named in the summary compensation table (including one former executive officer); and

  •
  All of our current directors and executive officers as a group.

        The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Shares beneficially owned include shares that may be purchased through the exercise of options that vest, or which the listed beneficial owner has the right to acquire pursuant to warrants, conversion privileges or other rights, within 60 days of June 6, 2005.

	Shares beneficially owned
	Outstanding		Right to acquire		Total	Percent(1)
Rupert Galliers-Pratt Mawley Hall, Cleobury Mortimer Worcestershire, DY14 8PN, United Kingdom	12,910,000	(2)	124,833	(3)	13,034,833	51.5%
Executive Management Services Limited Palm Chambers No. 4 Fishlock Road Road Town Tortola, British Virgin Islands	8,500,000		0		8,500,000	33.8%
Oneta Associates, Inc. The Pasea Estate Road Town Tortola, British Virgin Islands	6,200,000		0		6,200,000	24.6%
Mark Scully(4) 859 Ophir Peak Road Incline Village, Nevada 89451	0		2,750,000		2,750,000	9.8%
Gryphon Master Fund L.P. 100 Crescent Court Suite 490 Dallas, Texas 75201	0		2,333,332		2,333,332	8.5%
George Galliers-Pratt(5) Mawley Hall, Cleobury Mortimer Worcestershire, DY14 8PN, United Kingdom	1,350,000		0		1,350,000	5.4%
Adam Bishop(6) 44 Kenilworth Road London W1H 6LT, United Kingdom	500,000		0		500,000	2.0%
J. Marcus Payne 5315 N. Clark Street Chicago, Illinois 60640	175,000	(7)	0		175,000	*
Anthony Warrender 4392 Carrington Road Markham, Virginia 22643	100,000		75,000		175,000	*
Kevin West(8) 52 Briavels Court, Downs Hill Rd Epsom, Surrey, KT18 5HP, United Kingdom	100,000		0		100,000	*

George R. Vaughn(9) 639 Granite Street Braintree, MA 02184	0	0	0	*
Christopher Burke Greenmarsh Farm Bix, Henley-on-Thames Oxon, UK, RG9 4Ry	0	200,000	200,000	*
All current directors and executive officers as a group (7 persons)	13,785,000	2,949,833	16,734,833	59.5%

*
Less than one percent.

(1)
Percentage of beneficial ownership is based on 25,179,406 shares of our Common Stock outstanding as of June 6, 2005. Shares of our common stock that the listed beneficial owner has the right to acquire within 60 days of June 6, 2005 are treated as outstanding for the purposes of computing the percentage of the beneficial owner, but are not treated as outstanding for computing the percentage of any other person.

(2)
Includes 8,500,000 shares held by Executive Management Services Limited. Mr. Galliers-Pratt has indirect voting and investment power with respect to these shares. Also includes an aggregate of 3,150,000 shares held of record by the children of Mr. Galliers-Pratt. Mr. Galliers-Pratt is our chairman, president and chief executive officer.

(3)
Represents the number of shares issuable upon conversion of principal and accrued interest (assuming conversion immediately prior to maturity) under convertible promissory notes in the aggregate principal amount of $175,000 issued by the Company to a private pension plan established by Mr. Galliers-Pratt.

(4)
Represents the number of shares that may be purchased through the exercise of options held by Mr. Scully or that the Board is bound to grant to Mr. Scully pursuant to an employment agreement with Mr. Scully and that vest within 60 days of June 6, 2005. Mr. Scully is the president of our wholly owned subsidiary, Vistula USA, Inc.

(5)
George Galliers-Pratt is Rupert Galliers-Pratt's son.

(6)
Mr. Bishop is the president of our wholly owned subsidiary, Vistula Limited.

(7)
Represents shares held by Olympic Corporate Holdings Limited of which Mr. Payne is the sole voting shareholder.

(8)
Mr. West is currently a member of our Board.

(9)
Mr. Vaughn is our Chief Financial Officer, Treasurer and Secretary.

BOARD AND COMMITTEES OF THE BOARD

Board Meetings

        During 2004, our Board met three times. With the exception of Kevin West, each incumbent director attended at least 75% of the total number of meetings held by the Board and the committees of the Board on which he served during 2004. To the extent reasonably practicable, directors are expected to attend Board meetings, meetings of committees on which they serve, and our annual meeting of stockholders. We have not held an annual meeting of stockholders since our inception in September 2003.

Board Committees

        Our Board has three standing committees: the Audit Committee, the Nominating Committee and the Compensation Committee. Each member of the Audit Committee, the Nominating Committee and the Compensation Committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves.

Audit Committee

        The Board established the Audit Committee in May of 2004. The Audit Committee is currently composed of Messrs. Warrender and Payne. Mr. Warrender is the chairman of the Audit Committee. The Audit Committee provides the opportunity for direct contact between our independent registered public accounting firm and members of the Board; the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee assists the Board in overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, and our independent registered public accounting firm's qualifications, independence and performance. The Audit Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent registered public accounting firm. The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. The Audit Committee met three times during 2004. The Board adopted an Audit Committee Charter in June of 2004. A copy of the charter is included with this Proxy Statement as Appendix B.

Compensation Committee

        The Board established the Compensation Committee in May of 2004. The Compensation Committee is currently composed of Messrs. Payne, the Chairman, and Warrender. The Compensation Committee's responsibilities include providing recommendations to the Board regarding the compensation levels of directors, approving, or recommending for approval by the Board, the compensation levels of executive officers, providing recommendations to our Board regarding compensation programs, administering our incentive-compensation plans and equity-based plans, authorizing grants under our 2004 Stock Incentive Plan, and authorizing other equity compensation arrangements. The Compensation Committee had no formal meeting during the 2004 fiscal year.

Nominating Committee

        The Board established the Nominating Committee in May of 2004. The Nominating Committee is currently composed of Messrs. Warrender and Payne. The Nominating Committee's responsibilities include, to the extent deemed necessary or appropriate by the committee: developing and recommending to the Board criteria for the selection of individuals to be considered as candidates for election to the Board; identifying individuals qualified to become members of the Board; making recommendations to the Board regarding its size and composition; and approving director nominations to be presented for stockholder approval at the Company's annual meeting, and nominations to fill any vacancies. The Nominating Committee held no formal meeting during the 2004 fiscal year. The Board has adopted a charter for this committee, which is included with this Proxy Statement as Appendix C.

Director candidates and selection processes

        The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to the Board members and others for recommendations, meetings from time to time to evaluate biographical information and background materials relating to potential candidates, and interviews of selected candidates by members of the committee and other members of the Board. The committee may also solicit the opinions of third parties with whom the potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidate or candidates under consideration.

        In evaluating the qualifications of any candidate for director, the Nominating Committee considers, among other factors, the candidate's depth of business experience, reputation for personal integrity, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, degree of independence from management, possible conflicts of interest and willingness and ability to serve. The Nominating Committee also considers the degree to which the candidate's skills, experience and background complement or duplicate those of our existing directors and the long-term interests of our stockholders. The Nominating Committee is in the process of developing minimum qualifications and standards for director candidates. In the case of incumbent directors whose terms are set to expire, the Nominating Committee also gives consideration to each director's prior contributions to the Board. In selecting candidates to recommend for nomination as a director, the Nominating Committee abides by our Company-wide non-discrimination policy.

        The Nominating Committee will consider director candidates recommended by stockholders and use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. The Nominating Committee has not adopted any particular method that stockholders must follow to make a recommendation. We suggest that stockholders make recommendations by writing to the chairman of the Nominating Committee, in care of our offices, with sufficient information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the committee to evaluate the candidacy properly. We also suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide the Nominating Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews.

Communications with the Board

        At this time, the Board has not adopted any formal procedure for communications by stockholders given their very limited number. The Board anticipates that the shares of Common Stock will begin being quoted in the over-the-counter market later in 2005, resulting in a wide dispersion of shares amongst a significantly larger number of stockholders. The Board expects to adopt a formal policy for stockholder communications before December 31, 2005.

REPORT OF THE AUDIT COMMITTEE

        In accordance with a written charter adopted by the Board, the Audit Committee assists the Board by, among other things, overseeing the work performed by our Company's independent registered public accounting firm, the quality and integrity of our Company's financial statements and financial reporting processes, our Company's compliance with legal and regulatory requirements, and the adequacy of our Company's system of internal controls, policies and procedures.

        In fulfilling our oversight responsibilities, we discussed with representatives of Vitale Caturano & Company, Ltd. ("Vitale Caturano"), our Company's independent registered public accounting firm for 2004, the overall scope and plans for their audit of our Company's consolidated financial statements for 2004. We met with them, with and without our Company's management present, to discuss the results of their examinations and their evaluations of our Company's internal controls and the overall quality of our Company's financial reporting. We also discussed with Vitale Caturano certain matters involving the operation of our internal controls that they consider to be a material weakness. We are in the process of implementing changes to respond to these matters, as well as evaluating, documenting and testing our internal controls in anticipation of our required compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

        We have also reviewed and discussed the audited consolidated financial statements for 2004 with management and the independent registered public accounting firm.

        We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees," as amended, including a discussion of our Company's accounting principles, the application of those principles, and the other matters required to be discussed with audit committees under generally accepted auditing standards.

        In addition, we received from Vitale Caturano a letter containing the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed the disclosures with them, as well as other matters relevant to their independence from management and our Company. In evaluating the independence of our independent registered public accounting firm, we considered whether the services they provided to our Company beyond their audit and review of our consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

        Our Company's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Vitale Caturano is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by our Company's management and independent registered public accounting firm.

        Based on our review and the meetings, discussions and reports referred to above, and subject to the limitations on our role and responsibilities set forth in this report and in the Audit Committee charter, we recommended to the Board that our Company's audited consolidated financial statements for 2004 be included in our Company's annual report on Form 10-KSB.

The Audit Committee
Anthony Warrender (Chairman) J. Marcus Payne

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The Audit Committee has selected Vitale Caturano as our independent registered public accounting firm responsible for the audit of our consolidated financial statements for 2005, and we are recommending to our shareholders that they approve this selection at the annual meeting of stockholders. We expect that representatives of Vitale Caturano will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

Fees for professional services

        Aggregate fees for professional services rendered for the Company by Vitale Caturano for the years ended December 31, 2004 and December 31, 2003, were:

	2004	2003
Audit	$98,000	$98,800
Audit-related	39,000	15,000
Tax	—	—
All other	—	—

Total	$137,000	$113,800

        Audit fees.    Represents fees for professional services rendered for the audits of the consolidated financial statements of the Company and statutory audits and reviews.

        Audit-related fees.    Represents fees for professional services rendered in connection with consents and assistance with the review of registration statements filed with the SEC, for consultations concerning financial accounting and reporting standards, and audits of business combinations. 100% of such services were approved by the Audit Committee as per Regulation S-X.

        Tax fees.    Represents fees for professional services rendered with respect to corporate tax compliance, tax advice and tax planning.

        All other fees.    Represents fees billed for products and services provided by Vitale Caturano & Company, Ltd., other than those disclosed above.

        The percentage of hours expended on Vitale Caturano's engagement to audit our financial statements that were performed by other than Vitale Caturano's full-time permanent employees did not exceed 50%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        At present, it is the practice of the Board to approve each engagement for audit or non-audit services before we engage our independent registered public accounting firm to provide those services. Our Board has established pre-approval policies and procedures in accordance with SEC regulations, describing the specific audit, audit-related, tax and all other services that have been pre-approved by the Board. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Board specifically provides for a different period. The Board will annually review the pre-approval policies and procedures and the services that may be provided by our independent registered public accounting firm, and will revise the list of pre-approved services from time to time based on subsequent determinations.

        None of the services provided by our independent registered public accounting firm for the year ended December 31, 2004 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

        We pay our non-employee directors an annual fee of $25,000. The non-employee directors also receive a fee of $1,000 for any regular or special meeting attended, or $500 for each telephonic meeting in which the director participated, for any meeting in excess of five meetings in any year.

        We also pay each non-employee director who serves as the chair of the Audit Committee an additional annual fee of $10,000 and each non-employee director who serves as the chairman of the Compensation and Nominating Committees an annual fee of $5,000. The other non-employee members of these committees receive an annual fee of $2,500 for serving on the committee. The non-employee directors also receive a fee of $600 for any regular or special meeting of a committee attended, or $300 for each telephonic meeting of a committee in which the director participated, for any meeting in excess of three meetings in any year.

        Directors who are not employees may also receive stock option grants under our option plan. We also reimburse directors for out-of-pocket expenses incurred in attending Board and committee meetings and undertaking certain matters on our behalf. Directors who are our employees will not receive separate fees for their services as directors.

Executive Officer Compensation

Summary Compensation Table

        The following table provides summary information concerning the compensation earned by our chief executive officer and our other executive officers for services rendered for the fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002.

					Long-Term Compensation
		Annual Compensation
Name and Principal Position					Securities Underlying Options(#)
	Year	Salary($)		Bonus($)
Rupert Galliers-Pratt President, Chief Executive Officer and Chairman of the Board	2004 2003 2002	$0 0 0		$0 0 0	0 0 0
George R. Vaughn Chief Financial Officer, Treasurer and Secretary	2004 2003 2002	54,809 0 0	(1)	0 0 0	0 0 0
Adam Bishop President, Vistula Limited	2004 2003 2002	27,500 0 0	(2)	0 0 0	0 0 0
Mark Scully President, Vistula USA, Inc.	2004 2003 2002	120,000 0 0	(3)	0 0 0	2,750,000 0 0
Christopher S. Burke(4) President and Chief Executive Officer	2004 2003 2002	0 0 0		0 0 0	2,000,000 0 0	(5)

(1)
Represents amounts earned by Vaughn & Associates, P.C. in the capacity of providing outsourced accounting services for the Company. Amounts paid during 2004 ($22,621) were paid to Vaughn & Associates, P.C. and not to Mr. Vaughn personally. The remaining amount earned ($32,188) represents amounts accrued, but not paid.

(2)
Represents cash payments of $27,500. Mr. Bishop contributed $82,500 in services for which he was not paid.

(3)
Represents amounts accrued, but not paid.

(4)
Resigned effective February 8, 2005.

(5)
Represents shares of our Common Stock issuable upon exercise of options as at December 31, 2004. After December 31, 2004, Mr. Burke relinquished options to purchase 1.8 million shares of our Common Stock in connection with his resignation.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Number of Securities Underlying Options/SARs Granted(#)		Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Rupert Galliers-Pratt	0		—	—	—
George R. Vaughn	0		—	—	—
Adam Bishop	0		—	—	—
Mark Scully	2,750,000		58%	$.10	May 5, 2009
Christopher S. Burke	2,000,000	(1)	42%	$.10	October 19, 2009

(1)
Represents shares of our Common Stock issuable upon exercise of options as at December 31, 2004. After December 31, 2004, Mr. Burke relinquished options to purchase 1.8 million shares of our Common Stock in connection with his resignation.

Equity Compensation Plan Disclosure

        The only equity compensation plan approved by our stockholders as of December 31, 2004 was our 2004 Stock Incentive Plan. We maintain no equity compensation plan that has not been approved by our stockholders.

        The following table sets forth certain information as of December 31, 2004 regarding securities authorized for issuance under our equity compensation plans, including individual compensation arrangements.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	4,825,000	(1)	$.10	1,175,000
Equity compensation plans not approved by security holders	—		—	—

Total	4,825,000		$.10	1,175,000

(1)
Includes 1.8 million shares of our Common Stock which were issuable upon exercise of options which, subsequent to December 31, 2004, were relinquished in connection with the resignation of an executive officer.

Employment Agreements

        On January 1, 2004, we entered into an employment agreement with Mark Scully, the president of Vistula USA and one of our named executive officers. The employment agreement was amended and restated on May 5, 2004. The amended and restated employment agreement has a term of 18 months. The terms of his employment agreement provide that Mr. Scully will receive a base salary at a monthly rate of $10,000 and he will be entitled to an annual bonus based on Vistula USA meeting certain performance milestones based on its gross profit margin. Mr. Scully will also receive a severance payment equal to six months of base salary if he is terminated without cause by Vistula USA.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING

        Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors, and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

        Based solely on a review of the Forms 3, 4 and 5, and amendment thereto and written representations provided to us, we believe that during the fiscal year ended December 31, 2004, the following reporting persons filed late reports:

  •
  Oneta Associates, Inc., a holder of 10% or more of our outstanding Common Stock, did not timely file its initial report under Section 16(a) of the Securities Exchange Act of 1934. The filing requirement of the initial statement was not triggered as a result of a transaction in our Common Stock, but rather was required in connection with our registration under the Securities Exchange Act of 1934.

  •
  Oneta Associates, Inc. did not timely file a Form 4 relating to three reportable transactions.

  •
  Christopher S. Burke, our former CEO, President and Director, did not timely file a Form 4 relating to a single reportable transaction.

SHAREHOLDER PROPOSALS

        Shareholder proposals for inclusion in our proxy materials relating to our 2006 annual meeting of stockholders must be received by us at our executive offices no later than March 2, 2006 or, if the date of that meeting is more than 30 calendar days before or after July 14, 2006, a reasonable time before we begin to print and mail our proxy materials with respect to that meeting. In order to avoid controversy as to the date on which we received a proposal, we suggest that stockholders desiring to submit proposals do so by certified mail, return receipt requested.

AVAILABLE INFORMATION

        Stockholders of record on June 6, 2005 will receive a proxy statement, a proxy card and our annual report on Form 10-KSB for the year ended December 31, 2004, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

PROXY CARD

VISTULA COMMUNICATIONS SERVICES, INC.

Dear Stockholder,

Please take note of the important information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card and return it in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on July 14, 2005.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Vistula Communications Services, Inc.

VISTULA COMMUNICATIONS SERVICES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISTULA COMMUNICATIONS SERVICES, INC.

A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Proxy for Annual Meeting of Stockholders
to be held on July 14, 2005

The undersigned hereby appoints Rupert Galliers-Pratt, George Vaughn and Paul Bork, or any of them acting singly, proxies and attorneys-in-fact, with full power of substitution, to vote all shares of Common Stock of Vistula Communications Services, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Foley Hoag LLP, World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts, 02210-2600, on July 14, 2005 at noon, Eastern time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated June 30, 2005, a copy of which has been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

VISTULA COMMUNICATIONS SERVICES, INC.
c/o Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" AS TO THE ELECTION OF DIRECTORS AND "FOR" EACH OTHER PROPOSAL. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
To elect directors.

☐
FOR ALL NOMINEES

☐
WITHHOLD AUTHORITY FOR ALL NOMINEES

☐
FOR ALL EXCEPT (See instructions below)

      Nominees:
      Rupert Galliers-Pratt
      Anthony Warrender
      J. Marcus Payne

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the "FOR ALL EXCEPT" and strike a line through the nominee's name(s). Your shares will be voted for the remaining nominee(s).

2.
To approve amendments to the Company's 2004 Stock Incentive Plan to, among other things, increase the number of shares for option or restricted stock grants from 6,000,000 to 8,000,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
To ratify the appointment by the Board of Directors of Vitale, Caturano & Company, Ltd. as the Company's independent registered public accounting firm for 2005.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ABOVE, WILL BE VOTED FOR SUCH PROPOSALS.

DATED: , 2005	Signature of Stockholder(s): _________________________
Print Name: ___________________________

Mark here if you plan to attend the meeting:    ☐

Your vote is important. Please vote immediately.

APPENDIX A—2004 Stock Incentive Plan

        Note: Additions to the language of the Plan are in bold type and underlined. Deletions from the language of the Plan are indicated in brackets.

VISTULA COMMUNICATIONS SERVICES, INC.

Amended and Restated 2004 Stock Incentive Plan

        1.    Purpose.    The purpose of this plan (the "Plan") is to secure for Vistula Communications Services, Inc., a Delaware corporation (the "Company"), and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Under the Plan recipients may be awarded both (i) Options (as defined in Section 2.1) to purchase the Company's common stock, $.001 par value per share ("Common Stock"), and (ii) shares of the Company's Common Stock ("Restricted Stock Awards"). Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options (as that term is defined in the Plan). Except where the context otherwise requires, the term "person" shall include an individual, corporation, association, joint venture, partnership, limited liability company, trust, governmental authority or other entity.

        2.    Types of Awards and Administration.

          2.1    Options.    Options granted pursuant to the Plan ("Options") shall be authorized by action of the Board of the Company and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory Options which are not intended to meet the requirements of Section 422 of the Code. All Options when granted are intended to be non-statutory Options, unless the applicable Option Agreement (as defined in Section 5.1) explicitly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-statutory Option appropriately granted under the Plan provided that such Option (or portion thereof) otherwise meets the Plan's requirements relating to non-statutory Options. The vesting of Options may be conditioned upon the completion of a specified period of employment with the Company and/or such other conditions or events as the Board may determine. The Board of Directors may also provide that Options are immediately exercisable subject to certain repurchase rights in the Company dependent upon the continued employment of the optionee and/or such other conditions or event as the Board may determine.

          2.2    Restricted Stock Awards.    The Board in its discretion may grant Restricted Stock Awards, entitling the recipient to acquire, for a purchase price determined by the Board, shares of Common Stock subject to such restrictions and conditions as the Board may determine at the time of grant ("Restricted Stock"), including continued employment and/or achievement of pre-established performance goals and objectives.

          2.3    Administration.    The Plan shall be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board may in its sole discretion issue Restricted Stock and grant Options to purchase shares of Common Stock, and issue shares upon exercise of such Options as provided in the Plan. The Board of Directors shall have authority, subject to the express provisions of the

  Plan, to construe the respective Restricted Stock Agreements (as defined in Section 5.2), Option Agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Restricted Stock Agreements and Option Agreements, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Restricted Stock Agreement or Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

        3.    Eligibility.    Options may be granted, and Restricted Stock may be issued, to persons who are, at the time of such grant or issuance, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of persons to whom Incentive Stock Options may be granted shall be limited to employees of the Company.

        4.    Stock Subject to Plan.    Subject to adjustment as provided in Section 14 below, the maximum number of shares of Common Stock of the Company which may be issued under the Plan is [6,000,000] 8,000,000 shares. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares of Restricted Stock shall be forfeited to, or otherwise repurchased by, the Company pursuant to a Restricted Stock Agreement, such purchased shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan. If shares issued are tendered to the Company in payment of the exercise price of an Option, such tendered shares shall again be available for subsequent Option grants or Restricted Stock Awards under the Plan.

        5.    Forms of Restricted Stock Agreements and Option Agreements.

          5.1    Option Agreement.    As a condition to the grant of an Option, each recipient of an Option shall execute an option agreement ("Option Agreement") in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Option Agreements may differ among recipients.

          5.2    Restricted Stock Agreement.    As a condition to the issuance of Restricted Stock, each recipient thereof shall execute an agreement ("Restricted Stock Agreement") in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Restricted Stock Agreements may differ among recipients and need not be entitled "Restricted Stock Agreements."

          5.3    "Lock-Up" Agreement.    Unless the Board of Directors specifies otherwise, each Restricted Stock Agreement and Option Agreement shall provide that upon the request of the Company or the managing underwriter(s), the holder of any Option or the purchaser of any Restricted Stock shall, in connection with any registration of securities of the Company under the United States Securities Act of 1933, as amended from time to time (the "Act"), agree in writing that for a period of time (not to exceed 180 days) from the effective date of the registration statement under the Act for such offering, the holder or purchaser will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Company's Common Stock owned or controlled by him or her.

        6.    Purchase Price.

          6.1    General.    The purchase price per share of Restricted Stock and per share of stock deliverable upon the exercise of an Option shall be determined by the Board of Directors, provided, however, that in the case of an [Incentive Stock] Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such Option, or less than 110% of such fair market value in the case of Incentive Stock Options described in Section 11.2.

          6.2    Payment of Purchase Price.    Option Agreements may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable Option Agreement, by one of the following methods:

            (i)  by delivery to the Company of shares of Common Stock of the Company that either have been purchased by the optionee on the open market, or have been beneficially owned by the optionee for a period of at least six months and are not then subject to restriction under any Company plan ("mature shares"); such surrendered shares shall have a fair market value equal in amount to the exercise price of the Options being exercised;

           (ii)  a personal recourse note issued by the optionee to the Company in a principal amount equal to such aggregate exercise price and with such other terms, including interest rate and maturity, as the Company may determine in its discretion; provided, however, that the interest rate borne by such note shall not be less than the lowest applicable federal rate, as defined in Section 1274(d) of the Code;

          (iii)  if the class of Common Stock is registered under the Securities Exchange Act of 1934 at such time, subject to rules as may be established by the Board, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price;

          (iv)  by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price; provided, however, that the optionee otherwise holds an equal number of mature shares; or

           (v)  by any combination of such methods of payment.

          The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an Option shall be determined by the Board of Directors. Restricted Stock Agreements may provide for the payment of any purchase price in any manner approved by the Board of Directors at the time of authorizing the issuance thereof.

        7.    Option Period.    Each Option and all rights thereunder shall expire on such date as shall be set forth in the applicable Option Agreement, provided that, in the case of an Incentive Stock Option, such date shall not be later than 10 years after the date on which the Option is granted (or five years in the case of Options described in Section 11.2), and, in the case of non-statutory Options, not later than 10 years after the date on which the Option is granted, and, in either case, shall be subject to earlier termination as provided in the Plan.

        8.    Exercise of Options.    Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the applicable Option Agreement, subject to the provisions of the Plan.

        9.    Nontransferability of Options.    Except as the Board may provide with respect to a non-statutory Option, no Option shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of an optionee, an Option held by him or her shall be exercisable only by the optionee (including any permitted transferee in the case of a non-statutory Option).

        10.    Effect of Termination.    No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has continuously since the date of grant of his or her Incentive Stock Option been, employed by the Company, except that, unless the applicable Option Agreement expressly provides otherwise:

          10.1     the Incentive Stock Option may be exercised within the period of sixty days (or within such lesser period as may be specified in the applicable Option Agreement) after the date the optionee's employment with the Company terminates other than for death, disability or termination for cause;

          10.2     if the optionee dies while in the employ of the Company, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option Agreement);

          10.3     if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable Option Agreement); and

          10.4     if the optionee's employment with the Company is terminated by the Company for cause, the Incentive Stock Option shall terminate immediately. Unless the applicable Option Agreement expressly provides otherwise, the term "cause" shall mean (a) any material breach by the optionee of any agreement to which the optionee and the Company are both parties, (b) any act (other than retirement) or omission to act by the optionee which may have a material and adverse effect on the Company's business or on the optionee's ability to perform services for the Company, including, without limitation, the commission of any crime (other than minor traffic violations), or (c) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company or any Parent, Subsidiary or affiliate of the Company;

provided, however, that in no event may any Incentive Stock Option be exercised after the expiration date of the Incentive Stock Option. For all purposes of the Plan and any Incentive Stock Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

        A non-statutory Option granted to an employee shall be subject to the foregoing provisions of this Section 10 as if it were an Incentive Stock Option, but a non-statutory Option may also be exercised so long as the optionee maintains a relationship with the Company as a director, consultant or adviser, unless the Option Agreement provides otherwise.

        11.    Incentive Stock Options.    Options which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

          11.1    Express Designation.    All Incentive Stock Options shall, at the time of grant, be specifically designated as such in the Option Agreement covering such Incentive Stock Options.

          11.2    10% Shareholder.    If any employee to whom an Incentive Stock Option is to be granted is, at the time of the grant of such Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

            11.2.1     the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

            11.2.2     the option exercise period shall not exceed five years from the date of grant.

          11.3    Dollar Limitation.    For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

        12.    Additional Provisions.

          12.1    Additional Provisions.    The Board of Directors may, in its sole discretion, include additional provisions in Restricted Stock Agreements and Option Agreements, including, without limitation, restrictions on transfer, rights of the Company to repurchase shares of Restricted Stock or shares of Common Stock acquired upon exercise of Options, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not be such as to cause any Incentive Stock Option to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

          12.2    Acceleration, Extension, Etc.    The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or Options may be exercised or (ii) extend the dates during which all, or any particular, Option or Options may be exercised.

        13.    Rights as a Shareholder.    The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

        14.    Adjustment Provisions for Recapitalizations and Related Transactions.

          14.1    General.    If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Options, and (z) the price for each share subject to any then outstanding Options, without changing the aggregate purchase price as to which such Options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 14 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

          14.2    Board Authority to Make Adjustments.    Any adjustments under this Section 14 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

        15.    Merger, Consolidation, Asset Sale, Liquidation, etc.

          15.1    General.    In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to some or all outstanding Options (and need not take the same action as to each such Option): (i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised Options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee (to the extent otherwise then exercisable) within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options, in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event.

          15.2    Substitute Options.    The Company may grant Options in substitution for Options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

          15.3    Restricted Stock.    In the event of a business combination or other transaction of the type detailed in Section 15.1, any securities, cash or other property received in exchange for shares of Restricted Stock shall continue to be governed by the provisions of any Restricted Stock Agreement pursuant to which they were issued, including any provision regarding vesting, and such securities, cash, or other property may be held in escrow on such terms as the Board of Directors may direct, to insure compliance with the terms of any such Restricted Stock Agreement.

        16.    No Special Employment Rights.    Nothing contained in the Plan or in any Option Agreement or Restricted Stock Agreement shall confer upon any optionee or recipient of a Restricted Stock Award any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

        17.    Other Employee Benefits.    The amount of any compensation deemed to be received by an employee as a result of the issuance of shares of Restricted Stock or the grant or exercise of an Option or the sale of shares received upon such award or exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically provided in such other plan or as otherwise specifically determined by the Board.

        18.    Amendment and Termination of the Plan.

          18.1     The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect or terminate the Plan. If shareholder approval is not obtained within twelve months after any amendment increasing the number of shares authorized under the Plan or changing the class of persons eligible to receive Incentive Stock Options under the Plan, no Options granted pursuant to such amendments shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be issued pursuant to such amendments thereafter.

          18.2     The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an Option previously granted to him or her. With the consent of the recipient of Restricted Stock or optionee affected, the Board of Directors may amend outstanding Restricted Stock Agreements or Option Agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

        19.    Withholding.    The Company shall have the right to deduct from payments of any kind otherwise due to the optionee or recipient of Restricted Stock, any federal, state or local taxes of any kind required by law to be withheld with respect to issuance of any shares of Restricted Stock or shares issued upon exercise of Options. In addition, prior to delivery of any Common Stock pursuant to the terms of this Plan, the Company has the right to require that the optionee or recipient of Restricted Stock remit to the Company an amount sufficient to satisfy any tax withholding obligation.

        Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the obligor may elect to satisfy such minimum withholding obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable, or (ii) by delivering to the Company a sufficient number of mature shares of Common Stock of the Company. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined.

        20.    Effective Date and Duration of the Plan.

          20.1    Effective Date.    The Plan shall become effective when adopted by the Board of Directors. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors. Amendments requiring shareholder approval shall become effective when adopted by the Board of Directors, but if shareholder approval is not obtained with twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted pursuant to such amendment shall be deemed to be non-statutory Options. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

          20.2    Termination.    Unless sooner terminated in accordance with Section 15 or by the Board of Directors, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors.

        21.    Provision for Foreign Participants.    The Board of Directors may, without amending the Plan, modify the terms of Option Agreements or Restricted Stock Agreements to differ from those specified in the Plan with respect to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

        22.    Requirements of Law.    The Company shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee, by the Restricted Stock Award recipient, or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Act, the Company shall not be required to issue any shares upon exercise of any Option unless the Company has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required in connection with any such transfer. Any determination in this connection by the Board shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Act or under the securities laws of each relevant state or other jurisdiction, the Company may imprint on the certificate(s) appropriate legends that counsel for the Company considers necessary or advisable to comply with the Act or any such state or other securities law. The Company may register, but in no event shall be obligated to register, any securities covered by the Plan pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

        23.    Governing Law.    This Plan, each Option and each Restricted Stock Award shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.

APPENDIX B—Audit Committee Charter

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF
VISTULA COMMUNICATIONS SERVICES, INC.

As Approved by the Board on June 30, 2004

Purpose:

        The purpose of the Audit Committee (the "Committee") established pursuant to this Charter is to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Vistula Communications Services, Inc. and its subsidiaries (the "Company"), to provide to the Board of Directors (the "Board") of the Company the results of its examinations and recommendations derived therefrom, to propose to the Board improvements made or to be made in internal accounting controls, to select the Company's independent auditors and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

        In addition, the Committee shall have the authority to undertake the specific duties and responsibilities listed below and the authority to undertake such other specific duties as the Board from time to time may prescribe.

Membership:

        The Committee shall consist of at least two (2) members (or, if greater, that minimum number of members required by the applicable listing standards and rules of the stock exchange or quotation service on which the Company's Common Stock is traded or quoted) of the Board each of whom must meet the independence, financial literacy and other requirements of applicable laws and regulations (including the Securities Exchange Act of 1934) and the applicable listing standards and rules of the stock exchange or quotation service on which the Company's Common Stock is traded or quoted. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board, and the Board shall appoint a Chairperson of the Committee. No member of the Committee may receive any compensation or fees from the Company other than for service to the Company as a member of the Board or any committee(s) thereof.

Responsibilities:

        The Committee shall have the following duties and responsibilities:

  1.
  Selecting, appointing and retaining the Company's independent auditors, who shall report directly to the Committee;

  2.
  Determining the scope of services to be provided by the independent auditors, pre-approving all non-audit services, overseeing the work performed by the independent auditors and determining the compensation of the independent auditors;

  3.
  Resolving disagreements between the independent auditors and management regarding financial reporting, accounting, internal controls, auditing or other matters and establishing procedures for such review, and receiving and reviewing the response of the management of the Company to any management letter or report from the independent auditors;

  4.
  Ensuring that the independent auditors provide a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

  5.
  Ensuring that the independent auditors provide satisfactory assurance and documentation regarding their compliance with Title II of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder;

  6.
  Preparing the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement;

  7.
  Reviewing with management and the independent auditors the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q before they are filed with the SEC;

  8.
  Reviewing on a continuing basis the adequacy of the Company's system of internal controls, policies and procedures and approving policies relating to internal controls and protection of assets;

  9.
  Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function to the extent that the size and operations of the Company warrant this function;

  10.
  Conducting a post-audit review of the audited financial statements and discussing such statements with management and the independent auditors; conducting a post-audit review of the audit findings (including any significant suggestions for improvements provided to management by the independent auditors), the form and content of the Company's financial statements and disclosures and the required communications from the independent auditors under generally accepted auditing standards and any applicable SEC regulations; discussing with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, relating to the conduct of the year-end audit;

  11.
  Establishing procedures for the confidential and anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

  12.
  Establishing procedures for the confidential and anonymous submission by nonemployees of concerns regarding questionable accounting or auditing matters;

  13.
  Reviewing all related party transactions for potential conflicts of interest and determining the propriety of and approving all such transactions;

  14.
  Reviewing and making determinations regarding any proposed waiver of a provision of the Company's Code of Ethics and Conduct, as such waiver may apply to the Company's Chief Executive Officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions;

  15.
  Reviewing, in conjunction with inside or independent counsel, any legal matters that could have a significant impact on the Company's financial statements;

  16.
  Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments, and approving such policies;

  17.
  Instituting, if necessary, special investigations on matters within its purview, and, if appropriate, hiring special counsel or experts to assist;

  18.
  If determined by the Committee to be necessary, serving as a Qualified Legal Compliance Committee as permitted under Section 307 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder;

  19.
  Reviewing with senior management and the independent auditors the Company's senior accounting and financial personnel; and

  20.
  Performing other functions as requested by the Board.

        In addition to the above responsibilities, the Committee shall undertake such other duties as the Board delegates to it, or as may be required by law, the Company's Certificate of Incorporation or its By-Laws, and shall report to the Board regarding the Committee's examinations and recommendations, as the Committee deems appropriate.

Meetings:

        It is anticipated that the Committee will meet at least four times each year. The Committee may establish its own schedule.

        The Committee shall meet separately with the Chief Executive Officer and Chief Financial Officer of the Company, and such other officers as the Committee deems necessary, at least annually to review the financial affairs of the Company. The Committee shall meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' examination and management report.

        The Committee is authorized, by majority vote or unanimous written consent of its members, to adopt its own rules of procedure, including the formalities of calling, noticing and holding meetings and for the taking of action of the Committee by vote at any such meeting or by unanimous written consent of the members thereof. Unless and until any such procedures are formally adopted by the Committee, the procedures with respect to calling, noticing and holding meetings of the Committee and conducting business of the Committee (and for waiver of such procedures) shall be the same as those provided in the By-laws of the Company with respect to calling, noticing and holding meetings of and taking action by the Board. Any action of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

Reports and Recommendations:

        The Committee may present its reports or recommendations to the Board in written or oral form. The Committee's recommendations shall be incorporated as a part of the minutes of the Board meeting at which those recommendations are presented.

Minutes:

        The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Accountability of Outside Auditor:

        The Company's outside auditor is ultimately accountable to the Board and the Audit Committee as representatives of shareholders. The Committee shall have the authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

Other:

        The Committee shall have the right, as and when it shall determine to be necessary or appropriate to the functions of the Committee:

  1.
  at the Company's expense and not at the expense of the members thereof, to retain counsel (which may be, but need not be, the regular corporate counsel to the Company) and other consultants or advisors to assist it in connection with its functions; and

  2.
  to request, and to rely upon, advice, orally or in writing, from the Chief Executive Officer, the Chief Financial Officer of the Company and from any representative of the independent auditors to the Company participating in such independent auditors' engagement by the Company, concerning the Company's operation, financial condition or other aspect of the Company relevant to the functions of the Committee.

  3.
  to require the attendance of the Chief Financial Officer and other members of senior management of the Company at meetings of the Committee.

        The Company shall provide the Committee with appropriate administrative staffing and funding, as determined by the Committee, for the payment of (i) compensation to the independent auditors, (ii) compensation to outside consultants, advisors and counsel, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Committee shall have full access to any relevant records of the Company. The officers of the Company are requested to cooperate with the Committee and to render timely assistance to it as it shall request in carrying out its functions.

Annual Review:

        The Committee will review and reassess the adequacy of this Charter on at least an annual basis and will report to the Board the results of such review and reassessment.

APPENDIX C—Nominating Committee Charter

CHARTER FOR THE NOMINATING COMMITTEE OF
THE BOARD OF DIRECTORS OF
VISTULA COMMUNICATIONS SERVICES, INC.

Purpose

        The purpose of the Nominating Committee (the "Committee") shall be to assist the Board of Directors (the "Board") of Vistula Communications Services, Inc. (the "Company") in identifying qualified individuals to become members of the Board, and in determining the composition of the Board and its committees.

Committee Membership

        The Committee will be composed solely of directors who satisfy the definition of "independent" directors under the listing standards of the Nasdaq Stock Market ("Nasdaq"), applicable securities laws and regulations promulgated by the Securities and Exchange Commission (the "SEC"). Committee members will be appointed by the Board and may be removed by the Board in its discretion.

Meetings

        The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities.

        The Committee will report to the Board on a periodic basis as deemed appropriate by the Committee, and will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

        The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

        The Committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

Actions

        The Committee, to the extent it deems necessary or appropriate, will:

  •
  Develop and recommend to the Board criteria for the selection of individuals to be considered as candidates for election to the Board (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the stockholders);

  •
  Identify individuals qualified to become members of the Board;

  •
  Make recommendations to the Board regarding the size and composition of the Board; and

  •
  Approve director nominations to be presented for stockholder approval at the Company's annual meeting, and nominations to fill any vacancies.

C-1

QuickLinks

PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: AMENDMENTS TO 2004 STOCK INCENTIVE PLAN
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD AND COMMITTEES OF THE BOARD
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL ACCOUNTANT FEES AND SERVICES
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
SECTION 16 BENEFICIAL OWNERSHIP REPORTING
SHAREHOLDER PROPOSALS
AVAILABLE INFORMATION
VISTULA COMMUNICATIONS SERVICES, INC. Amended and Restated 2004 Stock Incentive Plan
CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF VISTULA COMMUNICATIONS SERVICES, INC.
CHARTER FOR THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS OF VISTULA COMMUNICATIONS SERVICES, INC.